Exhibit 99.1

Newport Gold Inc. 336 #1 Queen St. S. Mississauga, On Canada L5M 1M2- Tel: (905)542-4990 Fax: (905)542-3718
Trading Symbol: OTCBB - NWPG
Web Site: www.newportgold.com

PRESS RELEASE

Monday April 30, 2008

NEWPORT WILL RESTATE PREVIOUSLY ISSUED
FINANCIAL STATEMENTS FOR THIRD QUARTER ENDED SEPTEMBER 30, 2007

Newport Gold, Inc. (OTCBB: NWPG.OB) ("Newport") today announced that the Newport's Audit Committee has concluded that the Newport's unaudited financial statements for  the interim period for the first nine months of 2007, should no longer be relied upon because of errors in such financial statements. As a result of these errors, Newport will restate its financial statements for this period.

The details of the restatement are described in the Form 8-K filed today. To summarize, however, the unaudited financial statements for the period ended September 30, 2007 will be restated to correct the effects of an error made in the September 30, 2007 quarterly financial statements. The error relates to the absence of disclosure of the issuance of 3,011,500 shares of common stock in August 2007 in the September 30, 2007 quarterly financial statements.

Newport anticipates filing an amendment to its Forms 10-QSB for the period ended September 30, 2007 to reflect the corrections to its quarterly consolidated financial statements in the near future. Newport's Annual Report on Form 10-KSB for fiscal 2007 will reflect these adjustments and contain additional information regarding this matter.

On behalf of the Board of Directors of
NEWPORT GOLD INC.

/s/ Derek Bartlett

Derek Bartlett